Exhibit 10.20

INTERCREDITOR AGREEMENT

This INTERCREDITOR AGREEMENT is made as of January 31, 2023 (this “Agreement”) between Itria Ventures LLC (“Itria”), on the one hand, and bSpace Investments Limited and Fiza Investments Limited, on the other hand (collectively, “Creditor”), with respect to their respective security interests in the assets of ZSPACE, INC., a Delaware corporation (the “Company”). Reference is made to that certain Business Loan and Security Agreement dated as of the date hereof between Itria, as lender and Company, as borrower (the “Loan Agreement”). Capitalized terms not defined herein shall have the meaning set out in the Loan Agreement.

WHEREAS, Itria proposes to provide a loan to the Company as provided in the Loan Agreement, pursuant to which Itria has a first priority senior secured UCC lien on all Receivables Collateral (as defined herein) of the Company (the “Itria Lien”). As used herein, “Receivables Collateral” shall have the meaning assigned to the term “Collateral” in the Loan Agreement.

WHEREAS, the Creditor has entered into a financing facility with the Company (the “Creditor Facility”), pursuant to which Creditor has (i) a first position security interest in the in all collateral of the Company other than Receivables Collateral (“Other Collateral”) and (ii) a second priority security interest in the Receivables Collateral (collectively, the “Creditor Security Interest”).

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. Until the Creditor Facility has been repaid in full, (i) the Creditor Security Interest shall be senior and superior to and independent of the Itria Lien (or this Agreement) with respect to the Other Collateral and (ii) the Itria Lien shall be senior and superior to the Creditor Security Interest, which shall be junior to the Itria Lien with respect to the Receivables Collateral.

2. Until the Repayment Amount (as defined in the Loan Agreement) shall have been repaid in full or prepaid in accordance with the Loan Agreement or Itria shall have given its prior consent in writing, each Creditor agrees that it will not enforce any rights pursuant to the Creditor Facility in so far as such enforcement relates to any Receivables Collateral.

3. [Intentionally Not Used].

4. Notwithstanding any provision hereof, Creditor acknowledges that Itria shall be entitled to receive its repayment from Company pursuant the Loan Agreement on the terms and conditions provided therein, without subordination. Notwithstanding any provision hereof, Itria acknowledges that each Creditor shall be entitled to receive its repayment from Company (if any) pursuant the Creditor Facility on the terms and conditions provided therein, without subordination, and be entitled to convert the Creditor Facility into stock of the Company in accordance with the terms of thereof.

5. This Agreement: (a) contains the entire understanding between the parties regarding the subject matter hereof; (b) may not be assigned without the prior written consent of the other party (any purported assignment without such consent is null and void); (c) shall be construed according to the laws of the State of New York, without giving effect to its conflict of laws principles, (d) may be executed in any number of counterparts, each of which shall be deemed an original and each of which shall constitute the same legal instrument; and (e) may not be amended except by written agreement signed by the parties. The parties hereby irrevocably designate the State and Federal Courts of the State of New York, New York County, located in the borough of Manhattan, as the exclusive tribunals for the resolution of any dispute hereunder, and consent to the exclusive jurisdiction of such tribunals.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties have executed this Subordination Agreement as of the date first written above by its duly authorized officer.

ITRIA VENTURES LLC	BSPACE INVESTMENTS LIMITED

By:	By:	/s/ Mohammed Al Hassan
Name:	Ramit Arora	Name:	Mohammed Al Hassan
Title:	President	Title:	Authorized Signatories

FIZA INVESTMENTS LIMITED

By:	/s/ Imran	/s/ Husain Zariwala
Name:	Imran	Husain Zariwala
Title:	Authorized Signatories

ACCEPTED AND AGREED:

ZSPACE, INC.

By:	/s/ Paul E. Kellenberger
	Name:	Paul E. Kellenberger
	Title:	CEO

By:	/s/ Joseph B. Powers
	Name:	Joseph B. Powers
	Title:	CFO

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